SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported):       May 25, 1999
                                                                ------------


                           MOBILE AMERICA CORPORATION
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             (Exact name of registrant as specified in its charter)


      Florida                              0-6764                 59-1218935
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(State or other jurisdiction            (Commission            (IRS Employer
     of incorporation)                    File No.)          Identification No.)


10475 Fortune Parkway, Suite 110
Jacksonville, Florida                                          32256
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    (Address of principal executive offices)                (Zip Code)

Registrant's telephone number including area code:          (904) 363-6339
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                                       N/A
        -----------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

         Allan J. McCorkle, President and Chief Executive Officer of Mobile America Corporation (the "Company") resigned these positions effective May 25, 1999. Mr. McCorkle will remain Chairman of the Company's Board of Directors until the Company's next annual meeting of shareholders which is expected to occur in July or August, 1999. McCorkle also will continue to provide consulting services to the Company under a Consulting and Non-Competition Agreement. Arthur
L. Cahoon was elected interim President and Chief Executive Officer and as a director of the Corporation. Holly J. McCorkle was also elected as a director of the Company. The press release announcing these events is filed herewith as
Exhibit 99.1 and is incorporated herein by reference.

         In addition, on May 25, 1999, the Registrant, Allan J. McCorkle ("McCorkle") who owns, or has the right to exercise voting control over, approximately 43.8% of the Company's outstanding common stock and R. Lee Smith ("Smith") who owns approximately 5.2% of the Company's outstanding common stock entered into a Shareholder Agreement (the "Shareholder Agreement"). In the Shareholder Agreement, McCorkle and Smith agreed to vote all of the shares over which they then have voting power in favor of the following slate of directors:
(i) Allan J. McCorkle, Thomas J. McCorkle and Holly J. McCorkle (the "Family Directors"), (ii) J. Michael Garrity, Thomas E. Perry, R. Lee Smith and Robert Thomas (the "Non-Family Directors") and (iii) Arthur L. Cahoon. In the event of a vacancy on the Board with respect to a Family Director, McCorkle and Smith agreed to vote for a director nominated by McCorkle and in the event of a vacancy on the Board with respect to a Non-Family Director, McCorkle and Smith agreed to vote in favor of an individual nominated by the Non-Family Directors and Cahoon. In the event a new President and CEO is hired and elected as a director, McCorkle and Smith agreed to vote in favor of an additional nominee selected by McCorkle.

         In the Agreement, McCorkle and Smith also agreed to vote against the adoption by the Company of anti-takeover measures such as a staggered board of directors, a stock dividend or distribution plan intended to dilute the interest of a purchaser of the Company's stock, contracts providing for golden parachute payments to the Non-Family Directors, and limitations on shareholder rights to act by written consent or to otherwise propose or take action (other than 30 days notice of any nominee for election as a director). The Company agreed not to adopt any such anti-takeover measures without the consent of McCorkle and Smith.

         The Agreement generally continues until, but not including, the 2002 Annual Meeting of the Company. However, the Agreement will terminate earlier on the happening of any of the following events: (i) the death of McCorkle, (ii) default by the Company under its Consulting Agreement or Director Indemnification Agreement with McCorkle after notice and opportunity to cure,
(iii) the occurrence of a "material adverse change" as defined in the Agreement or (iv) failure of the Company's Board to nominate as directors the Family Directors or Cahoon.

Item 7.  Financial Statements and Exhibits
         ---------------------------------

         (a)      Exhibits

                  99.1     Text of Press Release dated May 25, 1999

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            MOBILE AMERICA CORPORATION
                                            (Registrant)


June 4, 1999                                By    /s/ Arthur L. Cahoon
                                               -----------------------
                                                Arthur L. Cahoon
                                                Interim President and CEO

                                  EXHIBIT LIST


99.1     Text of Press Release dated May 25, 1999